Exhibit 3.6

CERTIFICATE OF AMENDMENT

OF

ARTICLE OF INCORPORATION

OF

MCORPCX, INC.

The undersigned certifies that:

1.	I am the President and Secretary of McorpCX, Inc., a California corporation (the “Corporation”).

2.	Article One of the Articles of Incorporation of the Corporation is amended to read as follows:

 The Name of the Corporation is: MCX Technologies Corporation

3.	The forgoing amendment to the Corporation’s Articles of Incorporation has been approved by the Corporation’s board of directors.

4.

The forgoing amendment to the Corporation’s Articles of Incorporation has been duly approved by the required vote of the Corporation’s shareholders in accordance with Sections 902 and 152 of the California Corporations Code. The total number of outstanding shares of the Corporation is 20,426,158. The number of shares voting in favor of the amendment was 14,292,653, which exceeded the vote required. The percentage vote required to pass the amendment was more than 50% of the Corporation’s total outstanding shares, and the percentage of the votes in favor of the amendment was 69.97%.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE: July 14, 2020

/s/ Matthew Kruchko

Matthew Kruchko, President and Secretary

CERTIFICATE OF AMENDMENT

OF

ARTICLE OF INCORPORATION

OF

MCORPCX, INC.

The undersigned certifies that:

1.	He is the President and Secretary of McorpCX, Inc., a California corporation (the “Corporation”).

2.	The Articles of Incorporation of the Corporation are amended by adding the following new eighth article:

EIGHTH: A quorum shall exist at any meeting of the shareholders if one-third of the shares entitled to be cast are represented in person or by proxy

3.	The forgoing amendment to the Corporation’s Articles of Incorporation has been approved by the Corporation’s board of directors.

4.

The forgoing amendment to the Corporation’s Articles of Incorporation has been duly approved by the required vote of the Corporation’s shareholders in accordance with Sections 902 and 152 of the California Corporation Code. The total number of outstanding shares of the Corporation is 20,426,158. The number of shares voting in favor of the amendment was 14,026,503, which exceeded the vote required. The percentage vote required to pass the amendment was more than 50% of the Corporation’s total outstanding shares, and the percentage of the votes in favor of the amendment was 68.67%.

I further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of my own knowledge.

DATE: July 14, 2020

/s/ Matthew Kruchko

Matthew Kruchko, President and Secretary